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                        HARTFORD LIFE INSURANCE COMPANY

                               POWER OF ATTORNEY

                                  ------------

                                Glenn D. Lammey
                               Gregory McGreevey
                             Ernest M. McNeill, Jr.
                                John C. Walters

as directors of Hartford Life Insurance Company, do hereby jointly and severally authorize Richard J. Wirth, Sarah M. Patterson, Christopher M. Grinnell, Shane
E. Daly, Jerry K. Scheinfeldt and/or Lisa Proch, individually, to sign as their agent on this registration statement and any and all initial filings, under the Securities Act of 1933 filed on Form S-3 with respect to Hartford Life Insurance Company and do hereby jointly and severally ratify such signatures heretofore made by such persons.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth.

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
By:    /s/ Glenn D. Lammey                                 Dated as of October 10, 2008
       --------------------------------------------------
       Glenn D. Lammey
By:    /s/ Gregory McGreevey                               Dated as of October 10, 2008
       --------------------------------------------------
       Gregory McGreevey
By:    /s/ Ernest M. McNeill, Jr.                          Dated as of October 10, 2008
       --------------------------------------------------
       Ernest M. McNeill, Jr.
By:    /s/ John C. Walters                                 Dated as of October 10, 2008
       --------------------------------------------------
       John C. Walters
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